                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Witness Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          (WITNESS SYSTEMS, INC. LOGO)

                             WITNESS SYSTEMS, INC.
                             1105 SANCTUARY PARKWAY
                                   SUITE 210
                           ALPHARETTA, GEORGIA 30004

                                                                  April 17, 2000

Dear Shareholder:

     On behalf of the Board of Directors and management of Witness Systems, Inc., we cordially invite you to attend the Annual Meeting of Shareholders to be held on Monday, May 15, 2000, at 9:00 a.m. at the Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005.

     At the Annual Meeting, the shareholders will be asked to:

          1. elect one director for a three-year term;

          2. ratify the appointment of KPMG LLP as Witness Systems's independent public accountants for the year ending December 31, 2000; and

          3. transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     These matters are described in the accompanying Notice of Annual Meeting and Proxy Statement.

     We have included a copy of Witness Systems' Annual Report on Form 10-K with the Proxy Statement. We encourage you to read the Annual Report. It includes our audited financial statements for the year ended December 31, 1999 as well as information about our operations, markets, products and services.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting. If you plan to attend the meeting, please check the proxy card in the space provided. This will assist us with meeting preparations.

     Your vote is very important and we appreciate your cooperation in considering and acting on the matters presented.

                                          Sincerely,

                                          /s/ David B. Gould
                                          David B. Gould
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                             WITNESS SYSTEMS, INC.
                             1105 SANCTUARY PARKWAY
                                   SUITE 210
                           ALPHARETTA, GEORGIA 30004
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2000
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Witness Systems, Inc. (the "Company") will be held on Monday, May 15, 2000, at 9:00 a.m. at the Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005 (the "Annual Meeting"), to consider and act upon:

        1. the election of one (1) director to the Company's Board of Directors;

        2. a proposal to ratify the selection of independent public accountants for the Company's current fiscal year; and

        3. such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 14, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Jon W. Erzine
                                          Jon W. Ezrine
                                          Secretary

April 17, 2000
Atlanta, Georgia

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                             WITNESS SYSTEMS, INC.
                             1105 SANCTUARY PARKWAY
                                   SUITE 210
                           ALPHARETTA, GEORGIA 30004
                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2000
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SHAREHOLDERS MEETING

     This Proxy Statement and the enclosed proxy are furnished on behalf of the Board of Directors of Witness Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 15, 2000 at 9:00 a.m., Atlanta, Georgia time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about April 25, 2000, to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

     Only holders of record of Common Stock at the close of business on April 14, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 14, 2000, the Company had outstanding and entitled to vote 21,578,587 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

COUNTING OF VOTES

     The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed form of Proxy provides a means for a shareholder to vote for all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed form of Proxy also provides a means for a shareholder to vote for the nominee for Director listed thereon or to withhold authority to vote for such nominee. The Company's Bylaws provide that Directors are elected by a plurality of the votes cast. Plurality means that more votes must be cast in favor of the election of a Director than those cast against election of such Director. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

     The accompanying form of Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions. The affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote on proposal two set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to proposal two will have the same effect as a vote against this proposal. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal as to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the proposal, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares present or represented from which a majority is calculated.

PROXIES

     When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of proposal two.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information about the beneficial ownership of the Company's common stock as of April 7, 2000 by:

     - each person or entity who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock;

     - each of the Company's directors and the nominee for director;

     - each Named Executive Officer; and

     - all of the Company's directors and executive officers as a group.

     Except as noted below, the business address of the named beneficial owner is c/o Witness Systems, Inc., 1105 Sanctuary Parkway, Suite 210, Alpharetta, Georgia 30004.

                                                               NUMBER OF SHARES         PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   BENEFICIALLY OWNED
------------------------                                      ------------------   ------------------
Battery Investment Partners IV, LLC(1)......................       7,812,886              36.3%
James W. Judson, Jr.(2).....................................       1,713,149               8.0
Noro-Moseley Partners, IV L.P.(3)...........................       1,142,247               5.3
  9 North Parkway Square
  4200 Northside Parkway
  Atlanta, GA 30327
David B. Gould(4)...........................................       1,322,589               6.1
W. Thomas Snyder............................................       1,020,870               4.7
Kirk A. Knous...............................................         991,305               4.6
Hambrecht & Quist California(5).............................         928,683               4.3
  One Bush Street
  San Francisco, CA 94104
John Abraham(6).............................................         102,960                 *
Nancy Treaster(7)...........................................         136,162                 *
Alain Livernoche(8).........................................         132,316                 *
Colin Gallick(9)............................................          89,820                 *
Jeffrey S. Ford(10).........................................         102,921                 *
Joel G. Katz................................................              --                 *
Thomas C. Crotty(11)........................................       7,812,886              36.3
All directors and executive officers as a group (12 persons)
  (12)......................................................      11,642,811              52.9

---------------

  * Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

 (1) Consists of 7,695,694 shares held by Battery Ventures IV, L.P. and 117,192 shares held by Battery Investment Partners IV, LLC. Battery Investment Partners IV, LLC is the managing partner of Battery Ventures IV, L.P. Thomas J. Crotty, Robert G. Barrett, Oliver D. Curme, Todd A. Dagres, Richard D. Frisbie and Kenneth P. Lawler are the general members and general partners of Battery Investment Partners IV, LLC and Battery Ventures IV, L.P., respectively.

 (2) Includes 227,104 shares held by Elizabeth A. Judson, Mr. Judson's spouse, and 810,000 shares held by the Judson 1998 Trust. Mr. Judson disclaims beneficial ownership of shares owned by Mrs. Judson and held by the Judson 1998 Trust.

 (3) Includes shares held by Noro-Moseley Partners IV-B, L.P., an affiliate of Noro-Moseley Partners IV, L.P., Charles D. Moseley, Jack R. Kelly, Russell
     R. French, Charles A. Johnson, Alan J. Taetle and Allen S. Moseley are the general partners of Noro-Moseley Partners IV, L.P.

 (4) Includes 35,000 shares held by Carolyn Jones Gould, wife of Mr. Gould, 50,000 shares held by the David Bruce Gould Grantor Retained Annuity Trust, 1,400 shares held by The Alexandra Jones Gould

     Trust and 1,400 shares held by The Andrea Leigh Gould Trust. Mr. Gould disclaims beneficial ownership of these shares. Also includes 180,597 shares subject to options which are exercisable within 60 days of April 7, 2000.

 (5) Includes 46,434 shares held directly by Hambrecht & Quist California, 46,434 shares held by the Hambrecht & Quist Employee Venture Fund, L.P. II, 13,930 shares held by the Access Technology Partners Brokers Fund, L.P., 78,937 shares held by H&Q Witness Systems Investors, L.P. and 742,948 shares held by Access Technology Partners, L.P. The limited partnership interests of Hambrecht & Quist Employee Venture Fund, L.P. II and Access Technology Partners Brokers Fund, L.P. are held by employees of Hambrecht & Quist California or Chase Securities Inc. and the general partner of both of these funds is H&Q Venture Management LLC, a subsidiary of Hambrecht & Quist California. Employees of Chase Securities Inc. and Hambrecht & Quist California also own a 98.1% limited partnership interest in H&Q Witness Systems Investors, L.P. and a subsidiary of Hambrecht & Quist California is its administrative general partner. The investment limited partner of H&Q Witness Systems Investors, L.P. is a limited liability company in which a group of Chase Securities Inc. employees are members. Access Technology Partners, L.P. is a fund of outside investors that is managed by Access Technology Management, LLC, a subsidiary of Hambrecht & Quist California. The managing member of Access Technology Management, LLC is H&Q Venture Management, LLC. The managers of H&Q Venture Management, LLC are Daniel H. Case, III, Charles Walker and Stephen N. Machtinger. Messrs. Case, Walker and Machtinger disclaim beneficial ownership of shares held by Access Technology Partners, L.P., except to the extent of their pecuniary interest in these shares. Hambrecht & Quist California is an indirect, wholly owned subsidiary of The Chase Manhattan Corporation and, prior to the merger of Hambrecht & Quist LLC with Chase Securities Inc., was the parent company of Hambrecht & Quist LLC. On February 1, 2000 Hambrecht & Quist LLC became a direct, wholly owned subsidiary of The Chase Manhattan Corporation following the merger of Hambrecht & Quist LLC with and into Chase Securities, Inc., a direct, wholly owned subsidiary of The Chase Manhattan Corporation, with Chase Securities, Inc. surviving the merger.

 (6) Includes 32,736 shares subject to options which are exercisable within 60 days of April 7, 2000.

 (7) Includes 35,541 shares subject to options which are exercisable within 60 days of April 7, 2000.

 (8) Includes 71,116 shares subject to options which are exercisable within 60 days of April 7, 2000.

 (9) Includes 59,220 shares subject to options which are exercisable within 60 days of April 7, 2000.

(10) Includes 40,221 shares subject to options which are exercisable within 60 days of April 7, 2000.

(11) Includes 7,695,694 shares held by Battery Ventures IV, L.P. and 117,192 shares held by Battery Investment Partners IV, LLC. Mr. Crotty is a General Member of Battery Investment Partners IV, LLC, the managing partner of Battery Ventures IV, L.P. and therefore may be considered to share beneficial ownership of the shares held by Battery Ventures IV, L.P. and by Battery Investment Partners IV, LLC. Mr. Crotty disclaims beneficial ownership of these shares.

(12) Includes Mr. Crotty's shares held by Battery Investment Partners IV, LLC and Battery Ventures IV, L.P., which he disclaims beneficial ownership of, and 473,941 shares subject to options which are exercisable within 60 days of April 7, 2000.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

INTRODUCTION

     At the Annual Meeting, one director is to be elected for the term described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of one Class I director, David B. Gould, two Class II directors, John Abraham and James W. Judson, Jr., and two Class III directors, Thomas J. Crotty and Joel Katz. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the initial Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2000, 2001 and 2002 annual meeting of stockholders, respectively.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. The person nominated for election has agreed to serve if elected, and management has no reason to believe that he will be unable to serve.

     The Board of Directors recommends a vote FOR the named nominee.

NOMINEES, INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain information regarding the nominee for director, the four incumbent directors whose terms will continue following the Annual Meeting and the executive officers.

  Nominee to Serve as Class I Director

     David B. Gould, age 41, has served as the Company's President and Chief Executive Officer since February 1999 and as Chairman of the Company's Board since November 1999. From March 1996 to November 1998, Mr. Gould was Chief Executive Officer and Chairman of the Board of InStream Corporation, a healthcare electronic commerce company. In 1998, InStream filed for liquidation under bankruptcy law. Prior to that, Mr. Gould served as President of Digital Communications Associates, Inc.'s Remote Access Division, now Attachmate Corporation, an enterprise information access and management software vendor, from August 1994 to August 1995. From June 1986 to July 1994, Mr. Gould was employed by Management Science America, a developer of enterprise solutions, where he held various management and executive level positions in marketing, development and support, last serving as Vice President of Financial Systems. Mr. Gould holds a BS in Econometrics from the University of Pennsylvania and an MBA from Emory University.

  Incumbent Class II Directors (Terms Expire in 2001)

     John Abraham, age 45, has served as a director since March 1997. Mr. Abraham has served as President and Chief Executive Officer of Add-Vision, Inc., a technology company specializing in electronic display and illumination systems, since February 1998. From September 1997 to January 1998, he was Executive Vice President and Chief Operating Officer of Add-Vision, Inc. From March 1996 to November 1996, Mr. Abraham was a general partner at Geocapital Partners, a venture capital firm. Mr. Abraham was Executive Vice President of Compuware Corporation, a computer software developer, from January 1995 to June 1995. From January 1994 to December 1994, he was Senior Vice President of Mergers & Acquisitions of Compuware Corporation. Mr. Abraham was educated at Columbia University and the University of Illinois.

     James W. Judson, Jr., age 42, a Witness Systems co-founder, is currently a member of the Board and served as the Chairman of the Board of Directors from March 1997 to November 1999. From February 1998 to February 1999, Mr. Judson served as Vice President of Business Development and from September 1995 to February 1998 he served as President. Mr. Judson holds a BA in Politics from Wake Forest University.

  Incumbent Class III Directors (Terms Expire in 2002)

     Thomas J. Crotty, age 41, has served as a director since April 1997. Mr. Crotty has served as General Partner of Battery Ventures, a venture capital firm, since 1989. Mr. Crotty received a BA in Business from the University of Notre Dame and a MBA in Finance from the Wharton School.

     Joel Katz, age 36, has served as a director since July 1999. Mr. Katz has been Chief Financial Officer for Vignette Corporation, a global provider of e-business software products and services, since April 1999. Prior to Vignette Corporation, Mr. Katz served as Chief Financial Officer of Harbinger Corporation, a leading worldwide provider of business-to-business eCommerce software, from 1990 to 1999. Mr. Katz received a BBA in Accounting from the University of Georgia.

  Executive Officers

     In addition to the director and individual nominated for director above who is also an executive officer of the Company, the following individuals presently serve as executive officers of the Company:

     Jon W. Ezrine, age 32, has served as the Company's Chief Financial Officer and Secretary since April 1997. From June 1993 to March 1997, Mr. Ezrine served as Controller for SQL Financials, now Clarus Corporation, a software application vendor. From April 1992 to June 1993, Mr. Ezrine served as Controller for ITL Interiors, Inc., distributor of materials to real estate property management companies. Prior to that, Mr. Ezrine was employed by Arthur Andersen & Co. as a Senior Staff Accountant. Mr. Ezrine holds a BS in Finance from the University of Virginia and is a certified public accountant.

     Russell E. Brown, age 41, joined the Company as Vice President of Business Development in August 1999. From August 1993 to August 1999, Mr. Brown served in various management positions with PeopleSoft Inc., a leading provider of client/server application software products, most recently serving as Vice President of the Sales/Retail Industry Business Unit. Mr. Brown holds a BS in Industrial Management from the Georgia Institute of Technology.

     Jeffrey S. Ford, age 50, joined the Company as Vice President of Operations in July 1998. Prior to that, Mr. Ford worked as an independent consultant from January 1998 to June 1998. From July 1989 to December 1997, Mr. Ford served in various management positions at Cyborg Systems, a leading software provider of human resources applications, most recently serving as Vice President of Global Development. Mr. Ford holds a BA in Behavioral Management from the Georgia Institute of Technology.

     Colin Gallick, age 46, joined the Company as Vice President of International Operations in December 1998. From September 1996 to January 1998, Mr. Gallick served as Vice President of FTP Software Inc., now NetManage, an international leader in the design, development, marketing, sale, and support of connectivity software products. From October 1991 to September 1996, Mr. Gallick served as Vice-President and a director of Utopia Information Systems Inc., a supplier of help desk applications and software. Mr. Gallick holds a degree in Marketing from Bristol Polytechnic and an MS in Marketing from the University of Bath.

     Doug Gisby, age 39, joined the Company as Chief Technology Officer and Vice President of Engineering in March 1999. Prior to that, Mr. Gisby worked as an independent consultant from March 1998 to February 1999. From January 1997 to February 1998, Mr. Gisby served as Director of Engineering for Genesys Telecommunications Laboratories, a provider of enterprise-wide platform and application software. From May 1992 to January 1997, Mr. Gisby served in various management positions at Rockwell International Corporation, a world leader in electronic controls and communications, most recently serving as Director of Advance Technology within the Electronic Commerce Division. Prior to that, Mr. Gisby served as Software Development Manager with Aspect Telecommunications, a leading provider of customer relationship management solutions, from January 1989 to May 1992. Mr. Gisby holds a BS Degree in Computer Science from the University of Staffordshire.

     Alain Livernoche, age 40, has served as the Company's Vice President of North American Sales since June 1998. From January 1997 to June 1998, Mr. Livernoche served as Vice President of Sales, Western Region for SQL Financials, now Clarus Corporation, a software application vendor. Prior to that,

Mr. Livernoche served in various management positions at Dun & Bradstreet Software, now GEAC, a developer of enterprise solutions, most recently serving as Regional Vice President. Mr. Livernoche holds a BS in Finance and Marketing from the University of Montreal.

     Nancy Y. Treaster, age 38, has served as the Company's Vice President of Marketing since April 1997. Prior to that, Ms. Treaster spent thirteen years with Dun & Bradstreet Software, now GEAC, a developer of enterprise solutions, serving in various management positions, most recently serving as Director, SmartStream Product Marketing/Management. Ms. Treaster holds a BS in Management Science from the Georgia Institute of Technology.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1999, the Board of Directors met seven times and took action by unanimous written consent eight times. All of the incumbent directors attended 100% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served, except one director who was unable to attend one meeting. The Board of Directors has established a Compensation Committee and an Audit Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company. The Company has no standing nominating or other committee performing similar functions. The Board of Directors as a whole acts as a nominating committee to select nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by shareholders if submitted to the Board in accordance with the procedures specified in the Company's Bylaws. The Bylaws provide that a shareholder seeking to nominate a candidate for election as a director at a meeting of the shareholders must provide notice of such nomination not less than 90 days prior to the meeting, and such notice must provide the Company certain information regarding the nominee.

     Audit Committee. The Audit Committee consists of Mr. Katz, the chairman, and Messrs. Abraham and Crotty. The Audit Committee recommends the selection of the Company's independent auditors and reviews the results and scope of the audit and other services provided by them. In addition, the Audit Committee reviews and evaluates the Company's internal control functions.

     Compensation Committee. The Compensation Committee consists of Mr. Crotty, the chairman, and Messrs. Abraham and Katz. The Compensation Committee reviews the compensation and benefits of all the Company's officers, reviews general policies relating to compensation and benefits of its employees and makes recommendations concerning these matters to the board of directors. The Compensation Committee also administers the Company's amended and restated stock incentive plan and employee stock purchase plan.

DIRECTORS' COMPENSATION

     Directors do not currently receive compensation for services performed in their capacity as directors. The Company reimburses each director for reasonable expenses they incur in attending meetings of the board of directors and its committees. In addition, non-employee directors are eligible to receive options to purchase the Company's common stock under its amended and restated stock incentive plan. The board of directors determines the vesting schedule and exercise price for options granted to non-employee directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation the Company paid during the year ended December 31, 1999 to its Chief Executive Officer and its next four most highly compensated executive officers whose salary and bonus for 1999 exceeded $100,000. These executive officers are referred to as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                                                NUMBER OF
                                                        ANNUAL COMPENSATION     SECURITIES
                                                        --------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION(1)            FISCAL YEAR    SALARY      BONUS       OPTIONS      COMPENSATION
------------------------------            -----------   ---------   --------   ------------   ------------
David B. Gould..........................     1999       $206,235    $30,384      422,226       $110,654(2)
  President and Chief
  Executive Officer
Alain Livernoche........................     1999        150,000     10,000        9,000         77,229(3)
  Vice President,
  North American Sales
Colin Gallick...........................     1999        148,908     14,850      169,200         65,949(4)
  Vice President,
  International Operations
Jeffrey S. Ford.........................     1999        126,667     45,740       13,320            853(5)
  Vice President,
  Operations
Nancy Y. Treaster.......................     1999        122,500     20,675       25,398            819(5)
  Vice President,
  Marketing

---------------

(1) In February 1999, Mr. Craig Richards resigned as the Company's President and Chief Executive Officer. In connection with his resignation, the Company paid Mr. Richards severance in the amount of $192,500.
(2) Reflects $109,835 for reimbursement of relocation expenses and $819 for disability insurance premiums. Mr. Gould became the Company's President and Chief Executive Officer in February 1999.
(3) Reflects $76,250 paid for commissions earned and $979 for disability insurance premiums.
(4) Reflects $48,129 paid for commissions earned and a $17,820 automobile allowance.
(5) Reflects disability insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all individual grants of stock options during the year ended December 31, 1999 to each of the Named Executive Officers. These options were granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant as determined by its board of directors based on third-party valuations, third-party transactions and other relevant factors. All of the options were granted as incentive stock options, except for 121,230 of Mr. Gould's options and 169,200 of Mr. Gallick's options which are non-qualified, vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each month thereafter, and have a term of 10 years. The 5% and 10% assumed annual rates of compound stock price appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent the Company's estimate of projection of the future trading prices of its common stock. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Actual gains, if any, on stock option exercises are dependent on numerous factors, including the Company's future performance, overall market conditions and the option holder's continued employment with the Company throughout the entire vesting period and option term, none of which are reflected in this table. The potential realizable value is calculated by multiplying the fair market value per share of the common stock on the date of grant as determined by the board of directors, which is equal to the exercise price per share, by the stated annual appreciation rate compounded annually for the option term, subtracting the exercise price per share from the product, and multiplying the remainder by the number of shares underlying the option granted.

                                             INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                                -------------------------------------------                   VALUE AT ASSUMED
                                NUMBER OF    PERCENT OF TOTAL                               ANNUAL RATES OF STOCK
                                SECURITIES       OPTIONS                                   PRICE APPRECIATION FOR
                                UNDERLYING       GRANTED                                         OPTION TERM
                                 OPTIONS     TO EMPLOYEES IN    EXERCISE OR   EXPIRATION   -----------------------
NAME                             GRANTED       FISCAL YEAR      BASE PRICE       DATE          5%          10%
----                            ----------   ----------------   -----------   ----------   ----------   ----------
David B. Gould................   300,996           14.8%           $1.66         2/2/09     $313,895     $795,984
  President and Chief            112,230            5.5             2.97         8/3/09      209,376      530,982
  Executive Officer                9,000            0.4             8.05       12/31/09       66,223      167,821
Alain Livernoche..............     9,000            0.4             8.05       12/31/09       66,223      167,821
  Vice President,
  North American Sales
Colin Gallick.................   169,200            8.3             1.66         2/2/09      176,757      447,937
  Vice President,
  International Operations
Jeffrey S. Ford...............     4,320            0.2             2.22        5/24/09        6,046       15,299
  Vice President,                  9,000            0.4             8.05       12/31/09       66,223      167,821
  Operations
Nancy Y. Treaster.............    16,398            0.8             2.22        5/24/09       22,949       58,073
  Vice President,                  9,000            0.4             8.05       12/31/09       66,223      167,821
  Marketing

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth for each of the Named Executive Officers the number and value of options exercised during the year ended December 31, 1999 as well as the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 1999. The value realized column represents the difference between the estimated fair value of the purchased shares on the option exercise date, less the exercise price paid upon the exercise of the options. The value of unexercised in-the-money options column represents the February 10, 2000 initial public offering price of $20.00 per share, less the exercise price payable upon exercise of these options.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES                         OPTIONS                IN-THE-MONEY OPTIONS
                                ACQUIRED                  AT FISCAL YEAR-END            AT FISCAL YEAR-END
                                   ON       VALUE     ---------------------------   ---------------------------
                                EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                --------   --------   -----------   -------------   -----------   -------------
David B. Gould................  112,230    $     --     60,200         249,796      $1,104,068     $4,523,749
  President and Chief
  Executive Officer
Alain Livernoche..............   30,600      70,720     49,744         145,340         956,827      2,744,366
  Vice President,
  North American Sales
Colin Gallick.................       --          --     42,300         126,900         775,782      2,327,346
  Vice President,
  International Operations
Jeffrey S. Ford...............   30,600      47,430     23,643         114,057         439,287      2,056,053
  Vice President,
  Operations
Nancy Y. Treaster.............   70,022     147,046     14,292          83,987         284,125      1,563,856
  Vice President,
  Marketing

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     Generally, the Company does not enter into employment agreements with its employees. The employment relationships with each executive officer are "at will". However, the Company typically requires each employee to enter into an agreement prohibiting the employee from disclosing or using any of the Company's confidential or proprietary information without its permission and providing that the employee agrees to assign to the Company all inventions developed during the course of employment. In addition, the employee agrees not to solicit any of the Company's customers or employees or to work for a competitor in defined geographical areas for a period of time after termination of his or her employment.

     However, the Company entered into a one-year employment agreement with David Gould, its Chairman, President and Chief Executive Officer, which has particular confidentiality and noncompetition related provisions that survive longer than one year. This employment agreement was effective February 2, 1999, and was amended on August 3, 1999. Upon the expiration of the current term in August 2000, the agreement automatically renews for additional one-year terms until either party notifies the other of its intent to terminate the agreement. Under the agreement, Mr. Gould is entitled to receive a base salary of $225,000 per year and a discretionary bonus in the amount of up to $40,000 for the first year of employment. In addition to his base salary, Mr. Gould is entitled to receive supplemental bonuses totaling $360,000 between March 31, 2000 and March 31, 2002, regardless of continued employment. Mr. Gould also received on February 2, 1999, a stock option grant of 300,996 shares of common stock, exercisable at a price of $1.66 per share, under the terms of the Company's amended and restated stock incentive plan. One-fifth of these options vested immediately and the remaining options vested over a four-year period beginning January 2, 2000, however vesting accelerated to February 2000 upon the completion of the Company's initial public offering. Mr. Gould exercised 120,399 of these shares for $199,862 in cash on January 21, 2000. In the event Mr. Gould's employment is terminated without cause, or within six months of a change of control, and if he resigns for good reason, he is entitled to a severance payment equal to twelve times his monthly base salary. On August 3, 1999, Mr. Gould was also granted an option to acquire 112,230 shares of common stock exercisable at a price of $2.97 per share under the Company's stock incentive plan. These options vested immediately and Mr. Gould exercised his options with a payment made by a $334,000 promissory note having terms and arrangements regarding the Company's reimbursement of Mr. Gould's interest payments that are similar to the terms and arrangements in the March 31, 1999 note described in the next paragraph.

     The Company has also entered into a restricted stock award agreement with Mr. Gould effective March 31, 1999. Under the terms of this agreement, Mr. Gould purchased 879,763 shares of the Company's common stock at a price of $1.66 per share and paid for these shares with a promissory note to the Company in the principal amount of $1,461,000. The note had a nine year term which, under the terms of the agreement, was accelerated to February 2002 upon the completion of the Company's initial public offering in February 2000, and interest accrues at a fixed rate of 6.41% per annum. Mr. Gould's employment agreement obligates the Company to reimburse him for all interest payments under the note. Mr. Gould's note is a recourse obligation as to 25% of the principal and 100% of the interest. Of the purchased shares, 303,111 vested immediately upon employment and the balance originally vested over a period ending on February 2, 2003; such vesting accelerating to February 2000 upon the completion of the Company's initial public offering.

     Addendums to the stock option agreements with Mr. Ezrine, Mr. Brown, Mr. Ford, Mr. Gallick, Mr. Gisby, Mr. Livernoche and Ms. Treaster, provide, for specified periods of time, that stock options awarded to the executive officer will automatically vest if, upon a change in control of Witness Systems, the executive officer's employment is terminated without good cause or the executive officer resigns for good reason.

     In February 1999, the Company entered into separation agreements with Craig Richards in connection with his resignation as President and Chief Executive Officer and with Elizabeth Brown in connection with her resignation as Vice President of Engineering. The Company's agreement with Mr. Richards entitled him to receive a severance payment equal to twelve times his monthly base salary. In addition, the Company waived its right to repurchase 280,901 of Mr. Richards' vested shares of common stock and forgave an outstanding balance under a related promissory note for $108,486. Mr. Richards delivered to the Company unvested options for 648,979 shares of common stock. The Company's agreement with Ms. Brown entitled her to receive a severance payment equal to three times her base salary.

STOCK OPTION AND OTHER COMPENSATION PLANS

  Amended and Restated Stock Incentive Plan

     The Company has an amended and restated stock incentive plan, which is intended to promote the Company's interests by providing employees and key persons, such as non-employee directors and consultants, the opportunity to purchase shares of common stock and to receive compensation based upon appreciation in the value of those shares. The Company has reserved 6,274,800 shares of common stock for issuance under this plan. This plan provides for the grant of four types of awards:

     - incentive stock options that qualify for tax benefits;

     - non-qualified stock options;

     - restricted stock awards; and

     - stock appreciation rights.

     The Company's plan is administered by the Compensation Committee of the board of directors. The Compensation Committee has the authority to determine to whom awards are granted, the terms of such awards, including the type of awards to be granted, the exercise price, the number of shares subject to awards and the vesting and exercisability of the awards. The term of a stock option granted under the plan generally may not exceed 10 years.

     Beginning on January 1, 2001, and on the first day of each following fiscal year, this plan authorizes the Company's board of directors to automatically adjust the number of shares of common stock available for issuance under this plan so that the total number of shares reserved will equal the sum of:

     - the aggregate number of shares previously issued under this plan;

     - the aggregate number of shares subject to outstanding options granted under this plan; and

     - 5% of the number of shares outstanding on the last day of the preceding fiscal year.

The maximum annual increase in the number of shares, however, shall not exceed 1,800,000 in any calendar year. In addition, the board of directors, at its discretion, may also issue a lower number of shares under this plan.

     As of December 31, 1999, there were options outstanding to purchase 2,882,058 shares of the Company's common stock at a weighted average exercise price of $2.44 per share. 534,826 shares of the Company's common stock had been issued upon exercise of options granted under its plan and 1,199,409 shares of restricted common stock had been issued. In addition, there were 1,658,507 shares of common stock that could be issued under the Company's amended and restated stock incentive plan.

  Employee Stock Purchase Plan

     The Company established the Witness Systems Employee Stock Purchase Plan effective upon the completion of its initial public offering in February 2000. The stock purchase plan, which is intended to qualify under Section 423 of the Internal Revenue Code, allows employees to purchase the Company's common stock through payroll deductions for 85% of the fair market value of the common stock. Participation in the stock purchase plan is voluntary. Employees may participate in the stock purchase plan by authorizing payroll deductions of one to fifteen percent of their base pay for each payroll period. At the end of each six-month offering period, each participant in the stock purchase plan will receive an amount of the Company's common stock equal to the sum of that participant's payroll deductions during the period divided by 85% of the lower of the fair market value of the common stock at the beginning of the period, or the fair market value of the common stock at the end of the period. No employee may participate in the stock purchase plan if such employee owns or would own after the purchase of options under this plan 5% or more of the voting power of all classes of the Company's stock.

     There are currently 990,000 shares of common stock reserved for issuance under the stock purchase plan. The number of shares of common stock available for issuance under the stock purchase plan shall automatically increase on the last trading day of the last month of each fiscal year, beginning with the fiscal year ending December 31, 2000 by a number of shares equal to 2% of the total number of shares of common stock outstanding on the last trading day of the month preceding the final month of each such fiscal year, but in no event shall any such annual increase exceed 900,000 shares, as adjusted under the terms of the plan. In addition, the board of directors, at its discretion, may also issue a lower number of shares under this plan. The Company is permitted under the stock purchase plan to purchase shares of common stock on the open market for the purpose of reselling the shares to participants in the stock purchase plan.

  401(k) Plan

     The Company maintains a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. An employee becomes eligible to participate in the 401(k) plan in the first month of the month following his or her date of hire. Eligible employees may contribute a maximum of 20% of his or her pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit of $10,000 in calendar year 1999 to the 401(k) plan. The percentage elected by more highly compensated participants may be required to be lower. In addition, at the discretion of the board of directors, the Company may make discretionary profit-sharing contributions into the 401(k) plan for all eligible employees. Through December 31, 1999, the Company has made no contributions into the 401(k) plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's amended and restated certificate of incorporation and bylaws provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and that the Company shall indemnify its officers, employees and agents to the fullest extent permitted under the Delaware law.

     The Company's amended and restated certificate of incorporation also provides that its directors will not be personally liable to Witness Systems or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     - any breach of the director's duty of loyalty to Witness Systems or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

     - transactions from which the director derived an improper personal benefit.

     Any amendment, modification or repeal of these provisions will not eliminate or reduce the effect of these provisions for any act or failure to act, or any cause of action, suit or claim that would arise before the amendment, modification or repeal. If Delaware law is amended to provide for further limitations on the personal liability of directors of corporations for breach of duty of care or other duty as a director, then the personal liability of the directors will be so further limited to the greatest extent permitted by Delaware law. This limitation of liability does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company entered into agreements to indemnify its executive officers and directors in addition to indemnification provided for in its amended and restated certificate of incorporation. These agreements, among other things, require the Company to indemnify these individuals against liabilities that arise by reason of their status or services as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceedings against them for which they could be indemnified.

     Currently, the Company has purchased a directors and officers liability insurance policy with a maximum aggregate liability of $10 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of its board of directors or compensation committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. The Company's initial public offering was completed in February 2000, therefore no such reports were required to be filed with the Securities and Exchange Commission during the year ended December 31, 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of Messrs. Abraham, Crotty and Katz. From February 1999 through November 1999, Mr. Gould also served as a member of the Compensation Committee. The Committee also administers the Company's Stock Incentive Plan and Employee Stock Purchase Plan.

     The Company's executive compensation policy, as implemented by the Committee, is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have skills, experience and talents required to promote the short-term and long-term financial performance and growth of the Company. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to the performance of the Company. In so doing, the policy strives to align the financial rewards to the Company's executive officers with the financial interests of the Company's shareholders.

     The Compensation Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Committee, relative to the Company's executive officers and management employees, are described below as to each of the foregoing components.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     Base Salary. Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities. The base salaries of the executive officers for fiscal 1999 were not linked to specific Company performance criteria.

     Cash Bonuses. Annual cash bonuses are determined and paid to executives and management employees pursuant to the Company's compensation plan for executive officers and other management employees. For each executive and management employee, the cash bonus is based in whole or in part upon the attainment of financial objectives for the Company as a whole or for the employee's area of responsibility. For 1999, these objectives were weighted 75% to the attainment of targeted revenue and 25% to the attainment of targeted operating income. The Compensation Committee believes that this weighting of revenue and operating income emphasized the Company's perception of the importance of increasing its market share in the rapidly growing market for software and services. Cash bonuses for executive officers and other management employees are targeted at ranges from 10% of base salary to 80% of base salary. The amount of the bonus payable to any executive officer or other management employee also depends on the level of financial performance and other goals achieved.

     Equity Incentives. The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in shareholder value. The Company's Stock Incentive Plan provides the means through which executive officers and other management employees can build an investment in common stock which will align management's economic interests with the interests of the Company's shareholders. Under the Stock Incentive Plan, the Company may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, the Company has issued stock options and restricted stock under the plan.

     For the Company's fiscal year ended December 31, 1999, the Company granted options to purchase 422,226, 9,000, 169,200, 13,320 and 25,398 shares to Messrs.
Gould, Livernoche, Gallick, and Ford and Ms. Treaster, respectively. For the Company's current fiscal year, the Committee intends to grant options to all employees based upon the Company's achievement of the plan objectives and the Committee's assessment of the individual's contribution to the Company's performance.

     Executive officers may also be entitled to participate in the Company's Employee Stock Purchase Plan on the same basis as other employees of the Company. The plan commenced following completion of the Company's initial public offering and is described under the heading Stock Option and Other Compensation Plans.

     Other Benefits. Executive officers also participate, on a voluntary basis, in the Company's regular employee benefit programs, including group medical and dental coverage, group life insurance and group short-term and long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to the Company's 401(k) Plan, including Company matching contributions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. David B. Gould has served as the Company's Chief Executive Officer since February 1999. For the fiscal year ended December 31, 1999, Mr. Gould's compensation plan included an annual base salary of $225,000 and a bonus based on the Company's achievement of its financial objectives. Since the Company exceeded such objectives, and it was believed that Mr. Gould, and the rest of the executive officers, made strong contributions to the growth of the Company, Mr. Gould received a bonus of $30,384 for the 1999 fiscal year. Mr. Gould's base salary for the current fiscal year is $250,000. Mr. Gould will be entitled to receive options during the current fiscal year, depending upon the Committee's assessment of his performance and the Company's achievement of the specified objectives for the performance criteria described above.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. The Company's policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Committee believes that awards under the Company's management incentive plan and its award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding the Company's policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer's income to exceed the deductible limits.

                                          Compensation Committee:

                                          John Abraham
                                          Thomas Crotty
                                          Joel Katz

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

  Sales of Preferred Stock

     Series A Preferred Stock

     In March 1997, the Company issued and sold 3,184,000 shares of series A preferred stock at a price of $2.145 per share to Battery Investment Partners IV, LLC, Battery Ventures IV, L.P. and John Abraham, one of the Company's directors, resulting in net proceeds of $6.6 million. Thomas Crotty, one of the Company's directors, is associated with Battery Investment Partners IV, LLC and Battery Ventures IV, L.P. Immediately before the consummation of the Company's initial public offering in February 2000, each share of the series A preferred stock automatically converted into 1.8 shares of the Company's common stock.

     Series B Preferred Stock

     In September 1998, the Company issued and sold 1,181,954 shares of series B preferred stock at a price of $4.65 per share to Battery Investment Partners IV, LLC, Battery Ventures IV, L.P. and John Abraham, one of the Company's directors, resulting in net proceeds of $5.5 million. Thomas Crotty, one of the Company's directors, is associated with Battery Investment Partners IV, LLC and Battery Ventures IV, L.P. Immediately before the consummation of the Company's initial public offering in February 2000, each share of the series B preferred stock automatically converted into 1.8 shares of the Company's common stock.

     Series C Preferred Stock

     In August 1999, the Company issued and sold 1,325,028 shares of series C preferred stock at a price of $6.30 per share, resulting in net proceeds of $8.3 million. The investors include the following persons who, along with their affiliates, hold 5% or more of the Company's capital stock:

NAME OF INVESTOR                                           NUMBER OF SHARES   PURCHASE PRICE
----------------                                           ----------------   --------------
                                                                              (IN THOUSANDS)
Noro-Moseley Partners IV, L.P............................      317,460            $2,000
Noro-Moseley Partners IV-B, L.P..........................      317,122             1,998
Hambrecht & Quist California.............................       25,797               163
Hambrecht & Quist Employee Venture Fund, L.P. II.........       25,797               163
Access Technology Partners, L.P..........................      412,749             2,600
Access Technology Partners Brokers Fund, L.P.............        7,739                49
H&Q Witness Systems Investors, L.P.......................       43,854               276

     Immediately before the consummation of the Company's initial public offering in February 2000, each share of the series C preferred stock automatically converted into 1.8 shares of the Company's common stock.

REGISTRATION RIGHTS

     Some of the Company's directors and 5% of its stockholders were entitled to specified rights related to the registration of their shares under the Securities Act in connection with the Company's initial public offering in February 2000.

COMMON STOCK PURCHASES AND SALES

     The following disclosure relating to common stock purchases and sales reflects the 1.8 for 1 stock split of the Company's shares of common stock that occurred on December 27, 1999.

     On January 15, 1997, the Company entered into stock repurchase agreements with four of the Company's officers to repurchase 3,214,845 shares of the Company's common stock for notes payable totaling $3.7 million. The notes were repaid in March 1997 concurrent with the sale of the series A preferred stock.

     On December 16, 1997, the Company sold 929,880 restricted shares of its common stock to its former chief executive officer for $108,000 in return for a promissory note. In February 1999, the officer resigned from the Company and the amount of the note related to the 280,901 vested shares plus all accrued interest was forgiven. The remainder of the note was cancelled in connection with the Company's repurchase at $0.12 per share of the 648,979 unvested shares.

     In March 1999, the Company issued 879,763 shares of restricted common stock to Mr. Gould in return for a promissory note of $1.5 million. In August 1999, Mr. Gould was granted and exercised options to acquire 112,230 shares of the Company's common stock in exchange for a promissory note of $334,000. The notes effectively bear no interest and had nine year terms which, under the terms of the promissory notes, were accelerated to February 2002 upon the completion of the Company's initial public offering in February 2000.

     On August 2, 1999, the Company sold 244,800 shares of restricted common stock which consisted of 30,600 shares to each of the following officers: Mr. Gould, Mr. Ezrine, Mr. Brown, Mr. Gisby, Mr. Ford, Mr. Gallick, Mr. Livernoche, and Ms. Treaster. Each officer paid $90,950 for the shares by providing a full recourse promissory note to the Company. The notes bear interest of 7% payable in arrears annually and were due in full on July 31, 2003; with such maturity dates accelerated to February 2002 as a result of the Company's initial public offering in February 2000. In addition, on August 2, 1999, the Company sold 24,395 shares of restricted common stock to Mr. Abraham for $72,401 in return for a full recourse promissory note. The principal balance of the promissory note is due in full on July 31, 2003, with interest of 7% payable in arrears annually.

     The Company entered into stock repurchase agreements with the following persons to repurchase a total of 3,060,000 shares for $7.3 million in cash.

NAME                                                   NO. OF SHARES   DOLLAR AMOUNT         DATE
----                                                   -------------   --------------   --------------
                                                                       (IN THOUSANDS)
Mr. Judson...........................................    1,137,994         $3,382       August 2, 1999
Elizabeth Judson (Mr. Judson's spouse)...............      104,006            309       August 2, 1999
Mr. Abraham..........................................       18,000             54       August 2, 1999
Mr. Knous............................................      540,000          1,605       August 2, 1999
Mr. Beckett..........................................    1,260,000          1,900       Sept. 10, 1998

POLICY ON FUTURE TRANSACTIONS

     The Company's board of directors has adopted a resolution whereby all future transactions with related parties, including any loans from the Company to its officers, directors and principal stockholders or their family members, must be approved by a majority of the board of directors including a majority of the independent and disinterested members of the board of directors or a majority of the disinterested shareholders and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     In February 2000, the Board of Directors appointed the accounting firm of KPMG LLP to serve as its independent auditor. The appointment of this firm was recommended to the Board by its Audit Committee. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     The Board of Directors recommends that the shareholders vote FOR ratification of selection of independent auditors.

                             SHAREHOLDER PROPOSALS

     Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2000 Annual Meeting of Shareholders must be received by the Company no later than December 20, 2000, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2000 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

     In order for a shareholder to bring any business or nominations before the 2001 Annual Meeting of Shareholders, he must, among other things, deliver notice to the Company on or before January 17, 2001.

                               FORM 10-K EXHIBITS

     We have included with this Proxy Statement a copy of the Company's Form 10-K report for the fiscal year ended December 31, 1999, including the financial statements, schedule and list of exhibits. The Company will mail to shareholders without charge, upon written request, a copy of the Company's Form 10-K exhibits. Requests should be sent to Witness Systems, Inc., 1105 Sanctuary Parkway, Suite 210, Alpharetta, Georgia 30004, Attention: Investor Relations.

                                 OTHER MATTERS

     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Jon W. Ezrine
                                          Jon W. Ezrine
                                          Secretary

                             WITNESS SYSTEMS, INC.
                             1105 Sanctuary Parkway
                                   Suite 210
                           Alpharetta, Georgia 30004

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David B. Gould and Jon W. Ezrine, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Witness Systems, Inc. held of record by the undersigned on April 14, 2000, at the annual meeting of Shareholders to be held on May 15, 2000 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

    Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       (Please date and sign on reverse)
                          (Continued on reverse side)

                          (Continued from other side)

The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" named nominee in Proposal 1 and "FOR" Proposal 2.

                          I PLAN TO ATTEND MEETING [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR NAMED NOMINEE" IN PROPOSAL 1 AND "FOR" PROPOSAL 2

  FOR Nominee listed at right              WITHHELD                     NOMINEE:                     DAVID R. GOULD
   (except as marked to the      For Nominee listed at right   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE INDIVIDUAL
           contrary)                                              NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)
              [ ]                            [ ]

Proposal 2 -- Approval of the appointment of KPMG LLP as independent public accounts of the Company for the fiscal year ending December 31, 2000:

                 [ ] FOR           [ ] AGAINST      [ ] ABSTAIN

           PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

                                                  Dated
                                                  ------------------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                  Please mark, date and sign as
                                                  your name appears above and
                                                  return in the enclosed
                                                  envelope.